UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 12/5/2005

EnerSys

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605

(Address of Principal Executive Offices, Including Zip Code)

(610) 208-1991

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Information to be included in the report

Item 1.01	Entry into a Material Definitive Agreement

On December 5, 2005, EnerSys’ Compensation Committee, in connection with the Company’s 2004 Equity Incentive Plan (the “Plan”), approved and ratified the form of Restricted Stock Agreement (the “Agreement”) attached hereto and incorporated herein by reference as Exhibit 10.1. As of this date, approximately 446,000 shares of common stock of the Company (“Stock”) remain available under the Plan.

The following is a summary of the principal terms of the Agreement, which is qualified in its entirety by reference to Exhibit 10.1:

RESTRICTED STOCK AWARDS. The Company issues to participants (the “Participants”) shares of Stock subject to the rights of, and limitations on, the Participant as set forth in the Agreement. All shares of Stock issued are deemed to be issued to the Participant as fully paid and non assessable shares, and the Participant has all rights of a shareholder, including the right to vote and receive dividends.

TRANSFER RESTRICTION. No Stock issued to the Participant may be sold, assigned, transferred, pledged, hypothecated, or otherwise transferred or disposed of by the Participant prior to the date on which it becomes vested.

VESTING. Twenty-five percent (25%) of the Participant’s interest in the Stock becomes vested and nonforfeitable on the first anniversary of the grant and on each of the next three (3) anniversaries so long as the Participant maintains continuous status as an employee of the Company or a subsidiary. If the Participant ceases to maintain continuous status as an employee of the Company or any of its subsidiaries for any reason other than as set forth below, all shares of Stock to the extent not yet vested on the date the Participant ceases to be a full-time employee are forfeited by the Participant without any consideration therefor.

The Stock, to the extent then still restricted, shall immediately become unrestricted in the event of a Change in Control or if the Participant’s employment terminates due to death, Permanent Disability, or Retirement or the Participant terminates employment for Good Reason, or is terminated without Cause.

RESTRICTIVE COVENANTS. In connection with Participant’s receipt of Stock, each Participant agrees (i) to keep the Company’s information confidential and (ii) that for a period of twelve (12) months (or such longer period as may be provided in an employment or similar agreement between the Participant and the Company or one of its subsidiaries) following termination of such employment that occurs after any of the restrictions on the Restricted Stock have lapsed, the Participant will not (1) without the prior written consent of the Company, directly or indirectly, become involved in a competing business in any geographic area in which the Company or any of its subsidiaries has engaged during such period in a competing business, or in which the Participant has knowledge of the Company’s plans to engage in a competing business, or (2) engage in any Wrongful Solicitation.

Item 9.01 —  Financial Statements & Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

10.1	Form of Restricted Stock Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date:	December 9, 2005	By:	/s/ FRANK M. MACERATO
Frank M. Macerato
Vice President & General Counsel